UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2013

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 15, 2013, Centaur Services Limited (“Centaur”), a wholly owned subsidiary of MWI Veterinary Supply, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the unsecured revolving line of credit facility (the “Sterling Revolving Credit Facility”) dated November 5, 2010 with Wells Fargo Bank, N.A., London Branch (“Wells Fargo”).   The Amendment increases the maximum loan amount of the Sterling Revolving Credit Facility to £20,000,000, an increase of £7,500,000, and extends the term of the facility to November 1, 2016.  Interest is based on LIBOR for the applicable interest period plus an applicable margin of 0.95% to 1.50% and the commitment fee ranges from 0.15% to 0.25%, both depending on the Company’s funded debt to EBITDA ratio.  The facility contains financial covenants requiring Centaur to maintain a minimum tangible net worth of £5,000,000.

Also on March 15, 2013, Centaur entered into an uncommitted overdraft facility (the “Overdraft Facility”) with Wells Fargo.  The Overdraft Facility allows Centaur to borrow an additional £10,000,000 to fund short term normal trading cycle fluctuations.  The Overdraft Facility will be reviewed annually and will continue to be in effect unless Centaur is notified in writing to the contrary, but in any event, will expire on November 1, 2016.  Interest on borrowing under the Overdraft Facility is the same as the terms under the Amendment.

On March 15, 2013, MWI Veterinary Supply Co. (“Supply Co.”), as guarantor, executed an Amended and Restated Continuing Guaranty (the “Amended Continuing Guaranty”) in favor of Wells Fargo, amending the Continuing Guaranty dated November 5, 2010, executed by Supply Co. in favor of Wells Fargo (the “Continuing Guaranty”).  The Amended Continuing Guaranty unconditionally guarantees Centaur’s obligations under the Sterling Revolving Credit Facility and the Overdraft Facility in an amount not to exceed £30,000,000.

Further, on March 15, 2013, Supply Co., as borrower, entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”) with the Company and Memorial Pet Care, Inc., as guarantors and Bank of America N.A. and Wells Fargo Bank, N.A. as lenders (collectively, the “Lenders”), amending the Credit Agreement dated December 13, 2006, and as amended from time to time, by and among Supply Co., the Company, Memorial Pet Care, Inc. and the Lenders (the “Credit Agreement”). The Fourth Amendment allows for the increase in the maximum amount of the Sterling Revolving Credit Facility to £20,000,000 and allows for additional borrowing under the Overdraft Facility in an amount not to exceed £10,000,000.

The foregoing description of the Sterling Revolving Credit Facility, Overdraft Facility, Amended Continuing Guaranty and Fourth Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Sterling Revolving Credit Facility, Overdraft Facility, Amended Continuing Guaranty and Fourth Amendment, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this report, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1	First Amendment to the Sterling Revolving Credit Facility between Centaur Services Limited and Wells Fargo, N.A., London Branch dated March 15, 2013

10.2	Overdraft Facility between Centaur Services Limited and Wells Fargo, N.A., London Branch dated March 15, 2013

10.3	Amended and Restated Continuing Guaranty of MWI Veterinary Supply Co. dated March 15, 2013

10.4	Fourth Amendment to Credit Agreement by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co., Memorial Pet Care, Inc., Bank of America, N.A. and Wells Fargo Bank, N.A. dated March 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: March 20, 2013	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the Sterling Revolving Credit Facility between Centaur Services Limited and Wells Fargo, N.A., London Branch dated March 15, 2013

10.2	Overdraft Facility between Centaur Services Limited and Wells Fargo, N.A., London Branch dated March 15, 2013

10.3	Amended and Restated Continuing Guaranty of MWI Veterinary Supply Co. dated March 15, 2013

10.4	Fourth Amendment to Credit Agreement by and among MWI Veterinary Supply, Inc., MWI Veterinary Supply Co., Memorial Pet Care, Inc., Bank of America, N.A. and Wells Fargo Bank, N.A. dated March 15, 2013